UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

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BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)
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001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

5 Dakota Drive
Lake Success, New York 11042
(Address of principal executive offices)
Registrant’s telephone number, including area code: (516) 472-5400
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On July 1, 2016, Broadridge Financial Solutions, Inc., a Delaware corporation (“Broadridge” or the “Company”), and its wholly-owned subsidiaries, Broadridge Output Solutions, Inc., a Delaware corporation (“Output”), and Broadridge Investor Communications Corporation, a ULC organized under the laws of Canada (“Broadridge Canada,” and together with, Output, the “Purchasers”), completed the acquisition (the “NACC Acquisition”) of all of the outstanding equity interests of DST Output, LLC, a Delaware limited liability company (“DST Output”), and all of the outstanding equity interests of DST Output Canada ULC, a ULC organized under the laws of Canada (“DST Output Canada," and together with DST Output, the “Targets”) from DST Systems, Inc., a Delaware corporation, and DST Canada Holdings, Inc., a Canadian corporation, respectively (the “Sellers”).
Pursuant to the terms of the purchase agreement (the “Agreement”), dated as of June 14, 2016, among Broadridge, Output, Broadridge Canada, the Sellers and the Targets, the purchase price paid by Broadridge was $410 million in cash, subject to post-closing adjustments.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated June 14, 2016.

Item 7.01.	Regulation FD Disclosure.
On July 1, 2016, Broadridge issued a press release announcing the closing of the NACC Acquisition. A copy of the press release announcing the closing of the transaction is furnished herewith as Exhibit 99.1.
The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release of Broadridge Financial Solutions, Inc. dated July 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 1, 2016

BROADRIDGE FINANCIAL SOLUTIONS, INC. By: /s/ James M. Young Name: James M. Young Title: Vice President and Chief Financial Officer